
                                  NSAR ITEM 77O

                       VK Advantage Municipal Income Trust
                               10f-3 Transactions

  UNDERWRITING #          UNDERWRITING           PURCHASED FROM     AMOUNT OF SHARES      % OF UNDERWRITING      DATE OF PURCHASE
                                                                       PURCHASED


         1            Memphis Shelby County       Goldman Sach         1,000,000               0.408                  11/04/99


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Underwriting Participants:

Underwriters for #1
Morgan Keegan
Morgan Stanley & Co. Incorporated
Chapman Company
Duncan Williams
First Tennessee Bank
MR Beal & Company
NationsBanc Capital Markets